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                                                         Exhibit 4.1

                                          March 18, 1997









                STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT


                           DATED AS OF MARCH 18, 1997


                                     BETWEEN


                   INTERNATIONAL BUSINESS MACHINES CORPORATION


                                       AND


                           SILICON VALLEY GROUP, INC.
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                          STOCK PURCHASE AGREEMENT, dated as of March 18, 1997
                          (the "Agreement"), between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Seller"), and SILICON VALLEY GROUP, INC., a Delaware corporation (the "Company").

            WHEREAS, Seller is the record holder of 600,000 shares of SVG Lithography Systems, Inc.'s Common Stock, $.0l par value per share (the "Common Stock"); and

            WHEREAS, the Company is the record holder of 9,400,000 shares of SVG Lithography Systems, Inc.'s common stock, $.01 par value per share; and

            WHEREAS, Seller desires to sell and the Company desires to purchase the Common Stock upon the terms and conditions hereinafter provided;

            NOW, THEREFORE, it is hereby agreed as follows:

            1.  CERTAIN DEFINITIONS.

            (a) As used in this Agreement, the following terms shall have the meanings specified below:

            (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            (ii) "NASD" shall mean the National Association of Securities Dealers, Inc.

            (iii) "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

            (iv) "OPERATIVE AGREEMENTS" shall mean this Agreement, the Agreement for Payment in Connection with Development Agreement among Seller, the Company and SVG Lithography, Inc. ("SVGL") of even date herewith (the "Development Agreement") and the Stockholders Agreement among Seller, the Company and SVGL of even date herewith.

            (v) "PERSON" shall mean any individual, firm, corporation, partnership, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

            (vi) "REGISTRATION SHARES" means (A) the Shares of common stock of the Company issued to Seller pursuant to the Agreement for Payment in connection with
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                                                                               2


Development Agreement, among Seller, the Company and SVG Lithography, Inc. ("SVGL") of even date herewith (the "Development Agreement"), which number of shares of common stock shall be calculated by dividing $10,000,000 (ten million dollars) by a share price equal to the average closing sales price (or the average closing bid price if no such sales were reported) as quoted on the NASDAQ for the five business days beginning on March 11, 1997 and ending on March 17, 1997; and (B) any securities issued or issuable with respect to any common stock referred to in clause (A) of this definition by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, which Registration Shares shall be registrable immediately upon the demand of Seller pursuant to the terms of Section 7 hereof.

            (vii) "SEC" shall mean the Securities and Exchange Commission or any successor commission or agency having similar powers.

            (viii) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            (ix) "TAX" OR "TAXES" means all Federal, state, local and foreign taxes, assessments and other governmental charges, including (A) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (B) value added, ad valorem, transfer, franchise, withholding with (C) all interest, penalties and additions imposed with respect to such amounts and (D any obligations under any agreements or arrangements with any other person with respect to such amounts.

            (b) The following terms are defined in the specified sections of this Agreement:

                  DEFINED TERM          SECTION DEFINED IN
                  ------------          ------------------
            Common Stock               First Recital Clause
            Company Balance Sheet              4(i)
            Company SEC Documents              4(h)
            Demand Registration                7(a)
            Encumbrances                       3(b)
            Piggyback Registration             7(b)
            Purchase Consideration             2(a)
            Registration Statement             7(i)(i)
            Securities Laws                    4(g)(i)

            2. PURCHASE AND SALE OF COMMON STOCK.

            (a) Seller hereby sells, conveys, transfers and delivers to the Company, and the Company hereby purchases from Seller, the Common Stock for the purchase consideration set forth in Section 2(b), below (the "Purchase Consideration").
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            (b) The Purchase Consideration shall be $3,000,000 (three million dollars).

            3. REPRESENTATIONS AND COVENANTS OF SELLER. Seller hereby represents, warrants and covenants to the Company as follows:

            (a) ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

            (b) TITLE TO COMMON STOCK. Seller is the record holder and sole beneficial owner of the Common Stock being sold pursuant to this Agreement and such Common Stock is free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever (collectively "Encumbrances") with respect to Seller.

            (c) AUTHORITY; EXECUTION AND DELIVERY. Seller has full power and authority to enter into the Operative Agreements and to sell the Common Stock in accordance with the terms hereof. The execution, delivery and performance of the Operative Agreements have been duly authorized by Seller and no other actions on the part of Seller are required. The Operative Agreements have been duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

            (d) CONSENTS; NO CONFLICTS. Neither the execution and delivery of the Operative Agreements, the consummation by Seller of the transactions contemplated by this Agreement nor compliance by Seller with any of the provisions hereof will (with or without the giving of notice or the passage of time), except where any such violation, conflict or lack of consent would not have a material adverse effect on the business of Seller or the consummation by Seller of the transactions contemplated hereby:

            (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Seller or any agreement, instrument, judgment, decree, statute or regulation applicable to Seller or any assets or properties of Seller;

            (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any assets or properties of Seller; or

            (iii) require the consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with, any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party whatsoever.

            (e) LITIGATION. There is no litigation, proceeding, labor dispute, arbitral action or government investigation pending or, so far as known to Seller,
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threatened against Seller with respect to the Common Stock or the Operative
Agreements which if adversely determined could prohibit or prevent Seller from consummating the transactions contemplated hereby and thereby. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against Seller with respect to the Common Stock which prohibit or prevent Seller from consummating the transactions contemplated hereby.

          (f) NO BROKERS. Seller has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. Seller agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any finder's fees, brokerage commissions or similar payments asserted by any person on the basis of any act or statement alleged to have been made by Seller.

          (g) SECURITIES ACT.

          The Registration Shares are being acquired for investment only and not with a view to any public distribution thereof, and Seller will not offer to sell or otherwise dispose of the Registration Shares so acquired in violation of any of the registration requirements of the Securities Act or in violation of any state securities laws.

          4. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to Seller as follows:

          (a) ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) AUTHORITY; EXECUTION AND DELIVERY. The Company has full power and authority to enter into the Operative Agreements, to purchase the Common Stock and to issue, sell, convey, transfer and deliver the Registration Shares and Purchase Consideration in accordance with the terms hereof and thereof. The execution, delivery and performance of the Operative Agreements have been duly authorized by the Company and no other actions on the part of the Company are required. The Operative Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

          (c) CONSENTS; NO CONFLICTS. Neither the execution and delivery of the Operative Agreements, the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (with or without the giving of notice or the passage of time) except where any such violation, conflict or lack of consent would not have a
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                                                                               5


material adverse effect on the business of the Company or the consummation by the Company of the transactions contemplated hereby :

          (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company or any agreement, instrument, judgment, decree, statute or regulation applicable to the Company or any assets or properties of the Company;

          (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any assets or properties of the Company; or

          (iii) require the consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with, any court, arbitrator or governmental, administrative or self-regulatory authority or any other third party whatsoever.

          (d) COMMON STOCK OF THE COMPANY. The Registration Shares are validly issued, fully paid, and nonassessable and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable.

          (e) LITIGATION. There is no litigation, proceeding, labor dispute, arbitral action or government investigation pending or, so far as known to the Company, threatened against the Company with respect to the Common Stock, the Registration Shares, the Purchase Consideration or the Operative Agreements which if adversely determined could prohibit or prevent the Company from consummating the transactions contemplated hereby or thereby. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against the Company with respect to the Common Stock, the Registration Shares or the Purchase Consideration which prohibit or prevent the Company from consummating the transactions contemplated hereby.

          (f) NO BROKERS. The Company has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Company agrees to indemnify and hold Seller harmless from and against any and all claims, liabilities or obligations with respect to any finder's fees, brokerage commissions or similar payments asserted by any person on the basis of any act or statement alleged to have been made by the Company.

          (g) SECURITIES ACT.

          (i) The Common Stock to be purchased by the Company pursuant to this Agreement is being acquired for investment only and not with a view to any public distribution thereof, and the Company will not offer to sell or otherwise dispose of the Common Shares so acquired in violation of any of the registration requirements of the
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                                                                               6


Securities Act or in violation of any state securities laws. The certificates evidencing the Common Stock will bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS (COLLECTIVELY "SECURITIES LAWS") AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 18, 1997, BY AND AMONG SVG LITHOGRAPHY, INC., SILICON VALLEY GROUP, INC., INTERNATIONAL BUSINESS MACHINES CORPORATION AND THE PERKIN-ELMER CORPORATION AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SVG LITHOGRAPHY, INC., AND SVG LITHOGRAPHY, INC., WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AN WITHOUT CHARGE.

          (ii) The Company is the current owner of approximately ninety four percent (94%) of the outstanding shares of SVG Lithography, Inc. In addition, the Company has been furnished access to the business records of SVG Lithography, Inc. and such additional information and documents as the Company has requested, and has been given the opportunity to meet with officials of SVG Lithography, Inc. and to have such persons answer questions regarding the affairs and condition of SVG Lithography, Inc.

          (iii) The Company is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has substantial experience in business and financial matters and is capable of evaluating the merits and risks of its purchase of the Common Stock and is able to bear the economic risks of its investment.

          (h) SEC FILINGS; FINANCIAL STATEMENTS. The Company has furnished or made available to Seller true and complete copies of its Annual Report on Form 10-K for the fiscal year ended September 30, 1996, and each report (including any amendments and exhibits thereto and all material incorporated therein by reference) filed under the Exchange Act by the Company with the SEC since such date (the "Company SEC Documents"). None of the Company SEC Documents as of the dates they were filed with the SEC contained, or as of the date of this Agreement will contain, any untrue statement of a material fact or omitted, or as of the date of this Agreement will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document filed before the date hereof. Each of the consolidated balance sheets (including any related notes) for the fiscal year or periods ending on September 30, 1996, or thereafter included in the
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Company SEC Documents filed before the date hereof, is complete in all material respects and fairly presents the financial position of the Company as of its date and each of the consolidated statements of income and changes in financial position (including any related notes) for the fiscal year or periods ending September 30, 1996, or thereafter included in the Company SEC Documents, is complete in all material respects and fairly presents the consolidated results of operations or changes in financial position, as the case may be, of the Company for the respective periods set forth therein, in accordance with, in the case of audited financial statements, generally accepted accounting principles consistently applied except as otherwise disclosed therein, or, in the case of unaudited financial statements, generally accepted accounting principles consistently applied, except as otherwise disclosed therein or as otherwise permitted by Form 10-Q of the SEC. All of the Company SEC Documents are in accordance with the books and records of the Company.

          (i) UNDISCLOSED LIABILITIES. To the knowledge of the Company except for liabilities (i) reflected on the most recent balance sheet included in the Company SEC Documents filed before the date hereof (the "Company Balance Sheet"), or reflected in the notes thereto; and (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, known or unknown, unasserted or otherwise) in either case which either individually or in the aggregate would have a material adverse effect on the business of the Company.

          (j) ABSENCE OF CERTAIN CHANGES. Except as set forth in a current report on Form 8-K filed with the SEC before the date hereof, and except for actions which individually or in the aggregate would not have a material adverse effect on the business of the Company , since the date of the Company Balance Sheet, the Company has not:

          (i) suffered any change or changes which, individually or in the aggregate, have had or may reasonably be expected to have a material adverse effect on the business or, to the Company's knowledge, the prospects of the Company;

          (ii) borrowed or agreed to borrow funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any liabilities except liabilities incurred in the ordinary course of business and consistent with past practice;

          (iii) paid, discharged or satisfied any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company Balance Sheet or incurred subsequent to the date thereof in the ordinary course of business;

          (iv) to the knowledge of the Company, the Company has not become subject to any newly enacted or adopted law (whether before or after the date of the
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                                                                               8


Company Balance Sheet) which may reasonably be expected to have a material adverse effect on the business or prospects of the Company;

          (v) canceled or amended any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

          (vi) licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to use any intellectual property right of the Company, except in the ordinary course of business and consistent with past practice;

          (vii) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or other securities or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities (other than repurchase of stock from terminated employees);

          (viii) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates theretofore adopted;

          (ix) entered into any other material transaction, contract, commitment or arrangement other than in the ordinary course of business and consistent with past practice;

          (x) sold, leased or otherwise disposed of any substantial part of its assets, except in the ordinary course of business and consistent with past practice; or

          (xi) agreed, whether in writing or otherwise, to take any action described in this Section.

          (k) DISCLOSURE. There is no fact which the Company has not disclosed to Seller in writing which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the ability of the Company to perform its obligations under this Agreement, or its obligations in respect of the Registration Shares.

          (l) COMPLIANCE WITH APPLICABLE LAWS.

          (i) The Company and each of its subsidiaries and each of their respective properties, assets, operations and businesses, are in compliance in all respect with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority and any filing requirements relating thereto, except where the failure to be so in compliance would not have a material adverse effect on the business of the Company.
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          (ii) The Company and each of its subsidiaries has obtained all permits, licenses and other authorizations which are required with respect to the operation of its business and the ownership of its assets under applicable Federal, state, local and foreign laws, including laws relating to pollution or protection of the environment, except where the failure to have obtained such permits, licenses and other authorizations would not have a material adverse effect. The Company and each of its subsidiaries is in full compliance with all terms and conditions of such permits, licenses and authorizations, except where the failure to be so in compliance would not have a material adverse effect on the business of the Company.

          (iii) There are no past or present , conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or, to the best of the Company's knowledge will not in the future interfere with or prevent continued compliance by the Company or any of its subsidiaries with any laws relating to pollution or protection of the environment or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except where the failure to be so in compliance would not have a material adverse effect on the business of the Company or the value of the Registration Shares, or which may give rise to any common law or legal liability of the Company or any of its subsidiaries, including liability under the Comprehensive Environment Response, Compensation and Liability Act of 1980 or similar state or local laws, or otherwise form the basis of any claim, action, demand, suit proceeding, hearing, notice of violation, study or investigation against or affecting the Company or any of its subsidiaries which would have a material adverse effect on the business of the Company or the value of the Registration Shares, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste.

          (m) TAXES. Neither the Company nor any of its subsidiaries is delinquent in the payment of any material Tax, except where the failure to pay such Tax on a timely basis would not have a material adverse effect on the business of the Company.. No material deficiencies for any Taxes have been asserted in writing or assessed against the Company or any of its subsidiaries, and no waivers of the time to assess any such Tax are in effect. As of the date of execution of this Agreement, none of the Federal income tax returns of the Company and its subsidiaries consolidated in such returns have been audited by the United States Internal Revenue Service.

          (n) ERISA. The Company is in compliance in all material respects with the provisions of the Employee Retirement Income Security 'Act of 1974, as amended, ("ERISA"), and the regulations and published interpretations thereunder. No Reportable Event, as that term is defined in Section 4043(b) of ERISA, has occurred with respect to any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company or any of its subsidiaries or any of its affiliates. There are no unfunded vested liabilities under any such employee plan.
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          (o) PATENTS, TRADEMARKS, ETC. The Company owns or has the right to use all patents, trademarks, trade names, service marks and copyrights used in or necessary for the conduct of its business, the lack of which would result in a material adverse effect on the business of the Company or the value of the Registration Shares, and is in compliance with all terms of any material license of software or technology except where noncompliance would not have a material adverse effect on the business of the Company.. Except where the failure to take such action would not have a material adverse effect on the business of the Company all of the patents, trademarks, trade names, service marks and copyrights of the Company have been duly registered and filed in or issued by the appropriate governmental authority in all appropriate jurisdictions , all necessary affidavits or continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect. The Company has:

          (i) no notice or knowledge of any objection or claim being asserted by any person with respect to the ownership, validity, enforceability or use of any such patents, trademarks, trade names, service marks, copyrights, applications therefor, or trade secrets; and

          (ii) no reason to believe that any such right of the Company conflicts with or infringes upon the rights of any other person.

          (p) EMPLOYEES. To the Company's knowledge, no activity of any employee of the Company or any of its subsidiaries as or while an employee of the Company or any of its subsidiaries has caused a material violation of any term of any material employment contract, confidentiality agreement, patent disclosure agreement or any other similar contract or agreement or any term of any agreement relating to such employee's employment with the Company or such obligations to the Company with respect to confidentiality or nondisclosure, and, to the best of the Company's knowledge, the continued employment by the Company and its subsidiaries of their respective present employees will not result in any such violation, except where such violation would not result in a material adverse effect in a material adverse effect on the business of the Company . The Company either has obtained, or will use its best efforts to obtain within the next 30 days, from each person employed by the Company or any of its subsidiaries in a technical position, including all officers of the Company and its subsidiaries, an executed proprietary information agreement restricting such person's right to disclose proprietary information of the Company, its subsidiaries and their respective clients and an agreement relating to the assignment of patents, copyrights, or inventions to the Company.

          (q) LABOR RELATIONS. There is, except where such event would not result in a material adverse effect on the business of the Company :

          (i) no unfair labor practice complaint pending or asserted against the Company or any of its subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or asserted;

          (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries;

          (iii) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place; and

          (iv) no existing collective bargaining agreement or other contract with a labor union to which the Company or any of its subsidiaries is a party.

          5. DELIVERIES. On the date and upon execution hereof, Seller will make the delivery specified in clause (a) below and the Company will make the deliveries specified in clause (b) below.

          (a) Seller will deliver to the Company a certificate or certificates evidencing the Common Stock being purchased by the Company hereby, free and clear of Encumbrances, duly endorsed for transfer to the Company's order or accompanied by stock powers duly executed to the Company's order and with all requisite documentary or stock transfer tax stamps affixed.

          (b) The Company will deliver to Seller:

          (i) a certificate or certificates evidencing the Registration Shares free and clear of Encumbrances, validly issued in the Seller's name and with all requisite documentary or stock transfer tax stamps affixed;

          (ii) a copy of the charter of the Company, certified as of a recent date by the Secretary of State of Delaware;

          (iii) a certificate dated the date hereof of the secretary, assistant secretary or another appropriate authorized signatory of the Company certifying as to:

          (A) the absence of amendments since the date of the last amendment shown on the official evidence as to such charter furnished pursuant to clause
(ii) above;

          (B) resolutions, delegations or other written evidence of corporate action of the appropriate authority within the Company and if applicable, the stockholders of the Company, duly authorizing or ratifying its execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and the absence of other resolutions, delegations or such other corporate action relating thereto;

          (C) the absence of proceedings for the merger, consolidation, sale of all or substantially all assets, dissolution, liquidation or similar proceedings with respect to the Company; and

          (D) incumbency certificates, dated the date hereof, for the officers or authorized signatories of the Company executing this Agreement and the other documents and agreements contemplated by this Agreement. .

          7. REGISTRATION RIGHTS.

          (a) DEMAND REGISTRATION. After the date hereof, the Company shall, subject to the provisions of Section 7(o), below, upon the written demand of Seller, use its best efforts to effect the registration (the "Demand Registration") under the Securities Act of such number of Registration Shares held by Seller as shall be indicated in a written demand sent to the Company by Seller; provided that:

          (i) the Company shall be obligated to effect a total of no more than five (5) Demand Registrations; and

          (ii) a Demand Registration shall not count as such until it has become effective, except that if, after it has become effective, the offering of Registration Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order or requirement shall subsequently have been vacated or otherwise removed. If a Demand Registration is initiated by Seller and the Company or any holder of registrable securities seeks to participate in such registration on the basis of piggyback registration rights or otherwise and the managing underwriters for such registration selected by Seller advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall include in the registration first, the number of Registration Shares Seller proposes to sell and then the number of other securities that may be included in such registration shall be allocated among all holders who are exercising their piggyback registration rights in proportion as nearly as practicable to the respective amounts of securities entitled to inclusion therein. Upon receipt of Seller's written demand, the Company shall expeditiously (but in any event within 21 days) file a registration statement under the Securities Act for the Registration Shares and use its best efforts to have such registration declared effective as soon as practicable after the filing thereof. Seller shall have the right to select the underwriters, if any, for the Demand Registration.

          (b) PIGGYBACK REGISTRATIONS.

          (i) If the Company proposes to register any of its securities under the Securities Act for sale for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee or director stock option, stock purchase or
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                                                                              13


similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), the Company shall give Seller written notice of such proposed registration at least 30 days prior to the filing of a registration statement. At the written request of Seller delivered to the Company within 20 days after the receipt of the notice from the Company, which request shall state the number of Registration Shares that Seller wishes to sell or distribute publicly under the registration statement proposed to be filed by the Company, the Company shall use its best efforts to include such Registration Shares in such registration of securities (the "Piggyback Registration").

          (ii) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall include in the registration as many shares as practicable in the determination of the underwriter, and the number of Registration Shares and other securities that may be included in such registration and underwriting shall be allocated among all holders in proportion as nearly as practicable to the respective amounts of securities such holders are entitled to include in such registration pursuant to this Section 7 and to similar registration rights in such registration held by all such holders at the time of filing of such registration statement.

          (iii) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities who have demand registration rights and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall include in the registration:

          (A) first, that portion of the Registration Shares that Seller proposes to sell representing 25% of such offering;

          (B) second, the securities of the holders of the Company's securities who have exercised their demand registration rights; and

          (C) third, the securities any other security holders of the Company (including any additional Registration Shares Seller desires to sell) propose to sell in proportion to the number of securities each proposes to sell.

          In the event the Company subsequently desires to participate in such a registration of securities, the Company shall include in the registration:

          (D) first, that portion of the Registration Shares Sellers proposes to sell representing 25% of such offering;

          (E) second, the securities of the holders of the Company's securities who have exercised their demand registration rights; and

          (F) third, the securities the Company and any other security holders of the Company propose to sell (including any additional Registration Shares Seller desires to sell) in proportion to the number of shares each proposes to sell.

          (c) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registration Shares under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 7(a) or 7(b), Seller, its directors, officers and employees, each other person who participates as an underwriter in the offering or sale of Registration Shares and each other person, if any, who controls Seller or any such underwriter within the meaning of Section 15 of the Securities Act, against:

          (i) any losses, claims, damages or liabilities, joint or several, to which Seller or any such director, officer, employee or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

          (ii) any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration; and

          (iii) any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense:

          (A) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of Seller or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and

          (B) with respect to any person who participates as an underwriter in the offering or sale of Registration Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Shares to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Seller, or any such director, officer or controlling person and shall survive the transfer of the Registration Shares by Seller.

          (d) INDEMNIFICATION BY SELLER. The Company may require, as a condition to including any Registration Shares in any registration statement filed pursuant to Section 7(a) or 7(b), that the Company shall have received an undertaking reasonably satisfactory to it from Seller (or the holder of the Registration Shares), to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(c)) the Company, each person who participates as an underwriter in the offering or sale of Registration Shares, each director of the Company, each officer of the Company who signs such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about Seller (or the holder of the Registration Shares) as a stockholder of the Company furnished to the Company through an instrument duly executed by Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such underwriter, director, officer or controlling person and shall survive the transfer by Seller of the securities of the Company being registered.

          (e) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 7(c) or 7(d), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 7(c) or 7(d), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnified party..

          (f) OTHER INDEMNIFICATION. Indemnification similar to that specified in this Section 7 (with appropriate modifications) shall be given by the Company and Seller with respect to any required registration or other qualification of Registration Shares under any Federal or state law or regulation of any Governmental Authority other than the Securities Act.

          (g) INDEMNIFICATION PAYMENTS. The indemnification required by this
Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (h) ADJUSTMENTS AFFECTING REGISTRATION SHARES. The Company shall not effect or permit to occur any combination, subdivision or other recapitalization of any of its securities:

          (i) which would materially adversely affect the ability of Seller to include its Registration Shares, in any registration of securities of the Company contemplated by this Section 7 ; or

          (ii) solely for the purpose of adversely affecting the marketability of such Registration Shares under any such registration.

          (i) REGISTRATION COVENANTS OF THE COMPANY. In the event that any Registration Shares of Seller are to be registered pursuant to Section 7(a) or 7(b), the Company covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and shall as expeditiously as reasonably possible:

          (i)(A) prepare and file with the SEC a registration statement with respect to the Registration Shares (as well as any necessary amendments or supplements thereto) (a "Registration Statement"); and

          (B) use its best efforts to cause the Registration Statement to become effective;

          (ii) prior to the filing described above in Section 7(i)(i), furnish to Seller a final draft or drafts of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents shall be subject to the review of counsel for Seller (but not approval of such counsel except with respect to any statement in the Registration Statement which relates to Seller);

          (iii) notify Seller, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

          (iv) notify Seller promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information;

          (v)(A) advise Seller after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose; and

          (B) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

          (vi)(A) prepare and file with the SEC such post-effective amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective for the lesser of (I) a period of at least ninety (90) days from the effective date of such registration statement; or (II) the period of time necessary to permit Seller to dispose of all its Registration Shares registered under the Registration Statement; and

          (B) comply with the provision of the Securities Act with respect to the disposition of all Registration Shares covered by the Registration Statement during such period in accordance with the intended methods of disposition by Seller set forth in the Registration Statement;

          (vii) furnish to Seller such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Registration Shares owned by Seller;

          (viii) use its best efforts to register or qualify such Registration Shares under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Company and Seller and do any and all other acts and things which may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the Registration Shares;

          (ix) notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of Seller, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (x) if the common stock of the Company comprising the Purchase Consideration is not then listed on a securities exchange, use its best efforts to facilitate the reporting of the Common Stock on NASDAQ or another nationally recognized securities exchange;

          (xi) provide a transfer agent and registrar, which may be a single entity, for all the Registration Shares not later than the effective date of the Registration Statement;

          (xii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other action, if any, as Seller or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registration Shares;

          (xiii)(A) make available for inspection by Seller, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by Seller or such underwriter all financial and other records, pertinent corporate documents and properties of the Company and

          (B) cause the Company's officers, directors and employees to supply all information reasonably requested by Seller, such underwriter, attorney, accountant or agent in connection with the Registration Statement;

          (xiv) use its best efforts to cause the Registration Shares covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable Seller to consummate the disposition of such Registration Shares; and

                  (j) EXPENSES. The Company shall pay (on behalf of Seller) all expenses in connection with any Demand Registration and any Piggyback Registration, including all registration, filing, listing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of comfort letters required by or incident to such performance and compliance), the reasonable fees and disbursements of not more than one counsel and accountants retained by Seller and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting discounts and commissions and transfer taxes, if any. In any underwriting, Seller (or the holder of the Registration Shares) shall pay its own underwriting discounts and commissions and transfer taxes.

          (k) ASSIGNMENT OF REGISTRATION RIGHTS. Seller may assign its rights under this Section 7 to one person to whom Seller sells, transfers or assigns over 50% of the Registration Shares it acquired pursuant to this Agreement; provided that no assignment shall increase the Company's obligations to effect a maximum of two Demand Registrations or to pay the expenses thereof.

          .

          (m) RULE 144. The Company shall take all actions reasonably necessary to enable Seller to sell the Registration Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of Seller, the Company shall deliver to Seller a written statement as to whether it has complied with such requirements.

          (n)  REGISTRATION ON FORM S-3.

          (i) The Company will use its best efforts to qualify for the registration of its securities on Form S-3 (or successor form). If the Company is a registrant eligible to use Form S-3 to register the Registration Shares, all demand registrations effected pursuant to Section 7(a), above, shall be registered on Form S-3. If Seller requests that the Company file a Registration Statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registration Shares the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000 and the Company is a registrant entitled to use Form S-3 to register the Registration Shares for such an offering, the Company shall use its best efforts to cause such Registration Shares to be registered for the offering on such form and to cause such Registration Shares to be qualified in such jurisdictions as Seller may reasonably request; provided, however, that the Company shall not be required to effect more than five registrations at Seller's request pursuant to this Section 7(o)(i) or more than an aggregate of five total registrations at Seller's request pursuant to this Section 7(o)(i) and 7(a), above.

          (ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 7(o)(i):

          (A) if the Company, within ten days of the receipt of the request of Seller pursuant to Section 7(o)(i), gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within ninety days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registration Shares); or

          (B) during the period starting with the date sixty days prior to the Company's estimated date of filing of, and effective date of any Registration Statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective.

          (iii) Seller agrees in connection with any registration of the Company's securities pursuant to which Seller is permitted to sell the number of Registration Shares that Seller desires to sell (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Shares (other than those included in such registration and other than in a private sale of Registration Shares by Seller) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred thirty five (135) days) from the effective date of such registration statement as may be requested by the Company or such managing underwriters, provide that each of the Company's officers, directors, five percent (5%) stockholders and other stockholders selling shares of the Company pursuant to any such registration statement, shall have agreed to be bound by the same restrictions in connection with such offering.

          8.  MISCELLANEOUS.

          (a) EXPENSES. Each party shall be liable for its own expenses in connection with the transactions contemplated by this Agreement.

          (b) TAXES. The Company shall be responsible for all stock transfer and documentary taxes, if any, arising out of the transactions contemplated by this Agreement.

          (c) AMENDMENTS. All amendments or waivers of any provisions of this Agreement may only be made pursuant to a written instrument executed by the parties hereto or their successors and assigns.

          (d) RULE 144(K). The Company shall not be obligated to undertake a registration of the Seller's Registration Shares pursuant to Section 7 hereof at any time that Seller's counsel agrees that Seller may sell its Registration Shares pursuant to Rule 144(k) under the Securities Act.

          (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of Seller and the Company, whether so expressed or not.

          (f) NOTICES. All notices, requests and other communications provided for hereunder shall be effective upon receipt, shall be in writing and shall be deemed to have been duly given if delivered in person or by courier, telegraph, telex or by facsimile transmission with electromechanical report of delivery:

          If to the Company:

          Silicon Valley Group, Inc.
          101 Metro Drive, Suite #400
          San Jose, CA 95120

          Attention:
          Mr. Russell G. Weinstock



          With a copy to:
          Wilson, Sonsini, Goodrich & Rosati
          650 Page Mill Road
          Pal Alto, CA 94304-1050
          Attention: Larry W. Sonsini




          If to Seller:

          International Business Machines Corporation
          Old Orchard Road
          Armonk, New York, 10504

          Attention:

          Mr. Lee A. Dayton
          Vice President,
          Corporate Development and Real Estate

          Telephone: (914) 765-7800
          Facsimile:   (914) 765-7803

          With a copy to:

          Donald D. Westfall, Esq.,
          Room 1C-63

          Telephone: (914) 765-4478
          Telecopier: (914) 765-6006

or to such other address with respect to either party as such party shall notify the other in writing.

          (g) GOVERNING LAW AND JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (without regard to the choice of law provisions thereof).

          (h) HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          (j) PUBLIC ANNOUNCEMENTS. Neither Seller nor the Company will issue any press release or public announcement of the transactions contemplated hereby except:

          (i) as they may mutually agree in writing; or

          (ii) as may be required in the opinion of counsel under applicable law in which case the party so required to make such an announcement shall provide a draft of the proposed announcement and a copy of such opinion to the other party no less than two (2) business days prior to the date of the proposed announcement (unless it is unlawful or impracticable to do so).

          (k) COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and, except as provided herein, supersedes all previous negotiations, commitments and writings. This Agreement is not intended to confer any benefit upon any person other than the parties hereto.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.


INTERNATIONAL BUSINESS MACHINES CORPORATION





By: /s/ Lee A. Dayton
    --------------------------
         Name: Lee A. Dayton
         Title: IBM Vice President, Corporate Development and Real Estate


SILICON VALLEY GROUP, INC.





By: /s/ Russell G. Weinstock
    --------------------------
         Name: Russell G. Weinstock
         Title: Vice President and Chief Financial Officer